SCHEDULE 14A


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                            SCHEDULE 14A INFORMATION


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                         Allstate Financial Corporation
    ------------------------------------------------------------------------
              (Name of the Registrant as Specified In Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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[LOGO]

                                                                 April 30, 1998

                      EWING AND HIS HAND PICKED COMMITTEE:
                  WRONG PEOPLE--WRONG INFORMATION--WRONG VOTE!

          VOTE THE GOLD PROXY FOR A TRULY INDEPENDENT BOARD WHICH CAN
                   ----
                  AND WILL MAXIMIZE VALUE FOR ALL SHAREHOLDERS
                                              ---

Dear Fellow Shareholder:

     Tim Ewing has been a stockholder of Allstate for nearly five years. We believe that during this entire period, NEITHER EWING NOR ANY OF HIS NOMINEES HAVE OFFERED ANY CONSTRUCTIVE PLANS OR PROGRAMS FOR ALLSTATE -- other than to attempt to take control.

     In our judgment, Ewing fails to give you all the facts and instead gives you only selective disclosure. If after reading this letter, you have any questions, please feel free to call me directly at (800) 999-9954 /ext. 215.

                         YOUR MANAGEMENT DOES NOT TRUST
                              EWING AND HIS GROUP!
                                 WHY SHOULD YOU?

EWING'S FAILED ATTEMPT TO HAVE ALLSTATE HIRE HIS LAW FIRM AND HIS DESIGNATED "WORKING" CHAIRMAN

     . Last fall, Ewing insisted that Allstate hire his hand picked law firm as general counsel. He also insisted that one of his hand picked nominees, David W. Campbell (a former executive at a small local savings bank), be hired as a so-called "working" Chairman of Allstate.

     . In an attempt to cooperate with Ewing and avoid a threatened proxy contest, the Board agreed to both of these demands.

     . Campbell was so unproductive and disruptive to all of management that, after just six weeks, a majority of the Board refused to continue his employment as "working" Chairman.

     . When our deal with Ewing fell apart, we did not hire his hand picked law firm.

EWING'S DESIGNEES REFUSED TO SIGN CONFIDENTIALITY AGREEMENTS

     . Ewing fails to tell you that management was concerned that one or more of his nominees were providing material non-public information to Ewing's counsel and to Ewing.

     . As a result, members of the Board were asked to sign confidentiality agreements -- EWING'S DESIGNEES REFUSED TO SIGN.

THE BOARD IS ALREADY INDEPENDENT

     . Since I became CEO in July 1996, your Company has operated with an independent Board comprised of a majority of non-management directors.

EWING AND HIS GROUP ASKED ME TO BE ON THEIR SLATE --I REFUSED!

     . Shareholders should also be aware that Ewing's group offered me a position as a nominee on their slate.

     . I declined to be a nominee on their slate because, in my view, Ewing's nominees are NOT INDEPENDENT OF EWING.

     . I also refused because, based upon my experience with them on Allstate's Board, I believe they lack the competence and knowledge about Allstate's specialized commercial finance business necessary to direct it.

WE MADE A FAIR PROPOSAL TO EWING REGARDING BOARD REPRESENTATION -- HE REJECTED IT BECAUSE WE BELIEVE HE WANTS ABSOLUTE CONTROL WITHOUT PAYING FOR IT!

     . In an effort to avoid a costly and disruptive election contest, I proposed to Ewing that he be given the right to designate outright one person to stand as a nominee for election on a five person slate.

     . In addition, I proposed that he be given the right, along with management, to approve two additional nominees on this proposed five person slate.

     . Ewing rejected my proposal because, in my view, he wants to install his hand picked nominees in order to obtain absolute control of your Board and your Company.

    THIS IS UNACCEPTABLE TO MANAGEMENT AND IT SHOULD BE UNACCEPTABLE TO YOU!

                 YOUR MANAGEMENT SUPPORTS AN INDEPENDENT BOARD.
                       WE BELIEVE EWING CLEARLY DOES NOT!

         Your management team and Allstate's founders fully embrace the concept -- and have done so since 1996 -- that a Board independent of management or any single shareholder is in the best interests of all shareholders. REMEMBER -- ALLSTATE'S FOUNDERS, WHO OWN MORE THAN 20% OF THE STOCK, STEPPED ASIDE IN ORDER TO MAKE ROOM FOR THREE ADDITIONAL INDEPENDENT DIRECTORS WITH NO PRIOR AFFILIATION WITH MANAGEMENT OR THE COMPANY.

         In sharp contrast, we believe that Ewing has demonstrated that he clearly has no interest in an independent Board. As we've stated before, if he wants control -- WE BELIEVE HE SHOULD PAY YOU FOR THAT PRIVILEGE BY MAKING AN OFFER TO BUY ALL ALLSTATE SHARES AT A FAIR CASH PREMIUM.

           EWING DOESN'T GIVE YOU ALL THE FACTS BECAUSE IN OUR VIEW HE
             KNOWS HE'S GOT TO RESORT TO A LOT OF MISINFORMATION IF
                  HE WANTS TO ACQUIRE CONTROL OF YOUR COMPANY!

CERTAIN OTHER INCOMPLETE AND SELECTIVE DISCLOSURES BY EWING'S GROUP

     . Ewing and his group's selective criticism of Allstate's 1997 financial performance ignores the FACT that 1997 WAS THE BEST YEAR WE HAVE HAD IN THE LAST FIVE YEARS.

     . Ewing's group also criticizes our performance in the second half of 1997, but fails to explain that these results included substantial start up costs associated with our new Allstate Factors business -- A DECISION UNANIMOUSLY SUPPORTED BY EWING'S NOMINEES ALREADY ON THE BOARD.

     . Ewing's nominees were completely aware that Allstate Factors would incur losses (per internal projections) for the second half of 1997. WHEN FACTORS REACHES CRITICAL MASS LATER THIS YEAR, WE EXPECT IT TO TURN PROFITABLE.

     . Ewing and his group also complain about the Company's 1997 decline in earned discounts, but neglect to tell you that this was directly related to management's decision TO TIGHTEN CREDIT STANDARDS AND ENHANCE LONG TERM PROFITABILITY.

     . Finally, Ewing and his group criticize my 1997 salary of $207,000 and $21,000 performance bonus as excessive, even though those amounts were approved by the full Board (including Ewing's designees), pursuant to the recommendation of the Board's Compensation Committee, HALF THE SEATS OF WHICH ARE CONTROLLED BY EWING'S NOMINEES.

             REJECT EWING'S ATTEMPT TO TAKE CONTROL OF YOUR COMPANY!

                         ALLSTATE'S TURNAROUND CONTINUES

         While your management team has more hard work ahead, we have accomplished a great deal on your behalf during my relatively short tenure as your Chief Executive Officer. PRIMARY AMONG THESE ACCOMPLISHMENTS WAS RESTORING YOUR COMPANY TO PROFITABILITY AND MAINTAINING THAT PROFITABILITY FOR SEVEN CONSECUTIVE QUARTERS -- WITH CONTINUED GAINS EXPECTED.

         We have in place a  management  team well  seasoned  in the  commercial finance business, with a plan to maximize profits, invest in growth opportunities and control costs. We believe Ewing's slate offers none of these things. WE BELIEVE THEY HAVE --

          .    NO PLANS                  .  NO PROGRAMS
          .    NO PEOPLE                 .  NO UNDERSTANDING OF OUR BUSINESS

-- and, therefore, cannot successfully direct Allstate now or in the future.

         Ask yourself: WHY YOU SHOULD RISK YOUR INVESTMENT WITH EWING AND HIS NOMINEES? -- PARTICULARLY WHEN YOUR COMPANY HAS RETURNED TO PROFITABILITY AND IS POISED FOR EVEN GREATER SUCCESS UNDER THE NEW MANAGEMENT TEAM CURRENTLY IN PLACE. On May 12, this choice will be yours.

                  TIME IS SHORT. THE ANNUAL MEETING IS MAY 12.
                       PLEASE VOTE YOUR GOLD PROXY TODAY.

         You should know that even if you have already signed a Ewing committee proxy card, you have every legal right to change your mind and vote for management's slate on the enclosed GOLD proxy card. Only your latest dated proxy card will count in the final tally.

         Please take a moment to vote your GOLD proxy today. If you have questions or need assistance in voting your shares, please contact MacKenzie Partners, Inc. which is assisting us, at (800) 322-2885 toll-free or (212) 929-5500 (call collect).

         We appreciate your continuing support of Allstate. On behalf of your Company and its entire new management team.


                                       Sincerely,

                                       /s/ Craig Fishman

                                       Craig Fishman
                                       President and Chief Executive Officer